================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            WORTHINGTON FOODS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     [LOGO](R)
                             WORTHINGTON FOODS, INC.

                              900 PROPRIETORS ROAD
                             WORTHINGTON, OHIO 43085
                                 (614) 885-9511

                                                               Worthington, Ohio
                                                               March 17, 1999


To the Shareholders of
Worthington Foods, Inc.:


         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of the Shareholders (the "Annual Meeting") of Worthington Foods, Inc. (the "Company") will be held at The Radisson Hotel Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229 on Tuesday, April 20, 1999, at 11:00 a.m., local time, for the following purposes:

         1. To elect three directors to serve for terms of three years each.

         2. To consider and vote upon a proposal to approve the Amended and Restated Worthington Foods, Inc. 1995 Stock Option Plan.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Shareholders of record at the close of business on March 1, 1999 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                            By Order of the Board of Directors,


                                            /s/ Ronald L. McDermott
                                            Ronald L. McDermott, Secretary

                          [WORTHINGTON FOODS LOGO](R)

                              900 PROPRIETORS ROAD
                             WORTHINGTON, OHIO 43085
                                 (614) 885-9511


                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are being mailed to shareholders of Worthington Foods, Inc., an Ohio corporation (the "Company"), on or about March 15, 1999 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, April 20, 1999, or at any adjournment(s) thereof. The Annual Meeting will be held at 11:00 a.m., local time, at The Radisson Hotel Columbus North, 4900 Sinclair Road, Columbus, Ohio 43229.

         A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

         Only shareholders of the Company of record at the close of business on March 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on March 1, 1999, 12,373,745 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting.

         A quorum for the Annual Meeting is a majority of the outstanding common shares.

         Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain", "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulating organizations of which the broker/dealers are members, sign and submit proxies for those common shares and may vote them on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote the common shares on other matters, which typically include the approval of certain compensation plans, without specific instructions from the customer who owns the common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes will be counted for quorum purposes.

         The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company by further mailing, by telephone, or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1998 is enclosed herewith.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 1, 1999, certain information with respect to the Company's common shares beneficially owned by the only person known by the Company to beneficially own more than 5% of the outstanding common shares of the Company:

                 NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF    PERCENT OF
                   BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP     CLASS (1)
                ---------------------                                        ----------------------  ------------
             The Huntington National Bank                                            826,421(2)           6.7%
                 41 South High Street
                 Columbus, Ohio  43215

(1) The percent of class is based upon 12,373,745 common shares outstanding on March 1, 1999.

(2) Includes 741,927 common shares held by the Worthington Foods, Inc. Employee Stock Ownership Plan (the "ESOP"). The Huntington National Bank, as trustee, has sole dispositive power and the Compensation Committee of the Board of Directors has sole investment power with respect to the common shares held by the ESOP and each participant in the ESOP has sole voting power with respect to the common shares held by the ESOP which are allocated to such participant's account in the ESOP. Included are an aggregate of 60,955 common shares held in the ESOP for the accounts of executive officers of the Company as to which such executive officers have sole voting power but no investment/dispositive power.


              SECURITY OWNERSHIP OF CERTAIN OFFICERS AND DIRECTORS

         The following table sets forth, as of March 1, 1999, certain information with respect to the Company's common shares owned beneficially by each director, by each nominee for election as a director, by each of the executive officers named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group:

                                                                             AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER                                                    BENEFICIAL OWNERSHIP (1)    CLASS (2)
--------------------------                                                 --------------------------  ------------
Allan R. Buller (3)(4)...................................................          268,445 (5)             2.2%
Dale E. Twomley (3)(4)...................................................          292,176 (6)(7)          2.3
William T. Kirkwood (4)..................................................          115,272 (6)(8)         (9)
Donald B. Burke (10).....................................................           17,558 (10)           (9)
Ronald L. McDermott (4)..................................................           64,835 (6)            (9)
Jay L. Robertson (4).....................................................          102,057 (6)(11)        (9)
Roger D. Blackwell (3)...................................................           34,442 (6)(12)        (9)
Emil J. Brolick (3)......................................................            7,332 (6)            (9)
Janice D. Buller (13)....................................................           21,798 (14)           (9)
George T. Harding, IV (3)................................................          371,455 (15)            3.0
Donald G. Orrick (3).....................................................          214,441 (6)(16)         1.7
William D. Parker (3)(13)................................................           23,998 (6)            (9)
Francisco J. Perez (3)...................................................            9,366 (6)            (9)
David R. Rowe (13).......................................................               --                (9)
Donald B. Shackelford (3)................................................           55,332 (6)            (9)
All current executive officers and directors as a group
   (12 individuals)......................................................        1,559,151 (6)            12.3%

(1) Unless otherwise noted, the beneficial owner has sole voting, investment and dispositive power with respect to all of the common shares shown to be owned by such person in the table.

(2) The percent of class is based upon 12,373,745 common shares outstanding on March 1, 1999 and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999.

(3)      Director of the Company.

(4)      Executive officer of the Company.

(5) Includes 195,956 common shares held in trust established by Mr. Buller as to which Mr. Buller and his spouse act as joint trustees and have shared voting and investment/dispositive power. Also includes 70,998 common shares held in trust established by Mr. Buller's spouse as to which she and Mr. Buller act as joint trustees and have shared voting and investment/dispositive power.

(6) The common share ownership information for Messrs. Twomley, Kirkwood, McDermott and Robertson and for all executive officers as a group includes 24,208; 20,427; 5,380; 10,940 and 60,955 common shares, respectively, held for the accounts of such persons in the ESOP as to which common shares such persons have sole voting power but no investment power. The common share ownership for Messrs. Twomley, Kirkwood, McDermott and Robertson and all executive officers as a group includes 117,778; 57,868; 35,851; 38,188; 249,685 and 236,484 common shares, respectively, that are subject to options exercisable within 60 days following March 1, 1999. The common share ownership for each of Messrs. Blackwell, Brolick, Orrick, Parker, Perez and Shackelford includes 3,333; 6,666; 3,333; 22,221; 6,666 and 6,666 common shares, respectively, that are subject to an option exercisable within 60 days following March 1, 1999.

(7) Includes 47,829 common shares held by Mr. Twomley's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Twomley disclaims beneficial ownership. Also includes 2,444 common shares held in an IRA trust for the benefit of Mr. Twomley as to which Mr. Twomley has sole voting and investment/dispositive power. Also includes 4,442 common shares held by Mr. Twomley's children.

(8) Includes 1,000 common shares held by Mr. Kirkwood's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Kirkwood disclaims beneficial ownership. Also includes 1,049 common shares held by Mr. Kirkwood's children and step-children as to which Mr. Kirkwood disclaims beneficial ownership.

(9) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(10) Mr. Burke, the former Executive Vice President of Marketing and Sales, terminated his employment on November 5, 1998. Mr. Burke's common shares total includes 1,171 common shares held for his behalf in the ESOP as to which Mr. Burke has sole voting power but no investment power.

(11) Includes 30,394 common shares held jointly by Mr. Robertson and his spouse as to which Mr. Robertson shares voting and investment/dispositive power.

(12) Includes 20,888 common shares held in an IRA trust for the benefit of Mr. Blackwell as to which Mr. Blackwell has sole voting and investment/dispositive power.

(13)     Nominee for election as a director of the Company.

(14) Includes 9,333 common shares held jointly by Ms. Buller and her spouse as to which Ms. Buller shares voting and investment/dispositive power.

(15) Includes 62,370 common shares held by Dr. Harding's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Harding disclaims beneficial ownership. Also included are 103,198 common shares held in an IRA trust for the benefit of Dr. Harding as to which Dr. Harding has sole voting and investment/dispositive power.

(16) Includes 2,621 common shares held by Dr. Orrick's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Orrick disclaims beneficial ownership. Also includes 186,266 common shares held in an IRA trust for the benefit of Dr. Orrick as to which Dr. Orrick has sole voting and investment/dispositive power.

                              ELECTION OF DIRECTORS
                                (Item 1 on Proxy)

         In accordance with Section 2.02 of the Amended Regulations of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

         The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has had his or her principal occupation for more than five years.

                                                                                            Director of    Nominee
                                                       Position(s) Held with                the Company    for Term
                                                          the Company and                   Continuously   Expiring
Nominee                                 Age           Principal Occupation(s)                   Since         In
-------                                 ---           -----------------------               ------------   --------
Janice D. Buller......................  51    Senior Associates, Booz, Allen
                                              & Hamilton, a worldwide management
                                              and technology consulting firm                     --          2002

William D. Parker.....................  61    Retired since January, 1998;
                                              prior thereto, he was President of
                                              the Kroger Columbus, Ohio Marketing
                                              Area, a division of The Kroger Company,
                                              a multi-state super-market chain                  1996         2002

David R. Rowe.........................  34    Director of Marketing - Oregon &
                                              California for Intel Online Solutions,
                                              a division of Intel Corporation since 1998;
                                              prior thereto, he was Director of Marketing -
                                              Utah for the Systems Management
                                              Division of Intel Corporation                      --          2002


         While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

         Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

         The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has had his principal occupation for more than five years.

                                                                                              Director of
                                                       Position(s) Held with                  the Company      Term
                                                          the Company and                     Continuously    Expires
Name                                    Age           Principal Occupation(s)                    Since          In
----                                    ---           -----------------------                 ------------    -------
Emil J. Brolick.......................  51    Senior Vice President, Strategic Planning,
                                              Research & New Product Marketing,
                                              Wendy's International, Inc.                        1998           2000

Francisco J. Perez....................  55    President and Chief Executive Officer
                                              of Kettering Medical Center,
                                              Kettering, Ohio                                    1998           2000

Donald B. Shackelford.................  66    Chairman of Fifth Third Bank of Columbus,
                                              a division of Fifth Third Bancorp since 1998;
                                              prior thereto, he was Chairman of
                                              State Savings Bank, a state chartered
                                              savings bank based in Columbus, Ohio (1)           1991           2000

Roger D. Blackwell....................  58    Professor of Marketing at The
                                              Ohio State University, Columbus, Ohio;
                                              self-employed as a business consultant (2)         1992           2001

Donald G. Orrick......................  70    Retired since 1992; prior thereto,
                                              Dr. Orrick was in the private practice
                                              of dentistry in the Columbus, Ohio
                                              metropolitan area                                  1983           2001

Dale E. Twomley.......................  59    President and Chief Executive Officer
                                              of the Company                                     1985           2001


--------------
(1) Mr. Shackelford is also a director of The Limited, Inc., Intimate Brands, Inc., The Progressive Corporation and Fifth Third Bancorp.

(2) Mr. Blackwell is also a director of Max & Erma's Restaurants, Inc., Checkpoint Systems, Inc., Intimate Brands, Inc., AirNet Systems, Inc., Flex-Funds, Applied Industrial Technologies, Inc. and Cheryl & Co.

         There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company, except for Janice D. Buller, who is the daughter of Allan R. Buller. (Mr. Buller is retiring from the Board of Directors as of April 20, 1999.)

         Each non-employee director who is newly elected or re-elected to the Board of Directors is granted, effective on the third business day following election to the Board, a non-qualified stock option to purchase 10,000 common shares of the Company at the fair market value of the common shares on the date the option is granted. Individuals appointed to fill vacancies in the Board are granted options for a prorated number of common shares based upon the period of time remaining in the term filled. Each option has a term of five years and becomes exercisable with respect to one-third of the common shares on each anniversary of the grant date. Non-employee directors who were elected prior to April 22, 1997 were granted a non-qualified stock option, after their election or appointment as a director, to purchase 22,221 common shares (as adjusted for stock splits) at the fair market value of the common shares on the date of the grant. These options also have a term of five years.

         The Board of Directors of the Company held a total of five meetings during the Company's 1998 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

         The Company's Board of Directors has standing Audit, Compensation and Nominating Committees.

         The Audit Committee consists of Donald B. Shackelford (Chair), George
T. Harding, IV, Francisco J. Perez and William D. Parker. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent public accountants. The Audit Committee met twice during the 1998 fiscal year.

         The Compensation Committee consists of Roger D. Blackwell (Chair), Emil
J. Brolick and Donald G. Orrick. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those employees who may participate in each plan (where selection is required), to prescribe the terms of any stock options granted under the Company's stock option plan for employees and to approve the compensation of the Company's executive officers. The Compensation Committee met once during the 1998 fiscal year.

         The Nominating Committee consists of George T. Harding, IV (Chair), Donald B. Shackelford and Dale E. Twomley and met once during 1998. The functions of the Nominating Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as directors or officers of the Company, and review of the criteria for selecting directors. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of directors for election by the shareholders at the Annual Meeting, the Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at its Corporate Headquarters. Individuals suggested as candidates should have high level management experience in a relatively complex organization or have experience dealing with complex problems. A candidate also must include a willingness to attend scheduled Board and Committee meetings.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The compensation paid to the Company's executive officers is evaluated and approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of three directors, all of whom are outside directors.

         All decisions of the Compensation Committee are reviewed by the full Board of Directors. During 1998, none of the compensation decisions of the Compensation Committee was modified or rejected in any material way by the full Board.

COMPENSATION PROGRAM FOR EXECUTIVE OFFICERS

         The Company's compensation program for its executive officers is based on the following objectives:

         - Total compensation of the executive officers should be linked to the financial performance of the Company.

         - The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

         - The compensation program should reward outstanding individual performance and contributions as well as experience.

         The Company's executive compensation program consists of annual cash compensation and longer-term incentive compensation. Historically, annual cash compensation has been comprised of base salary and an annual incentive award.

         In determining executive compensation, the Compensation Committee wishes to maintain competitive salaries for the officers by targeting compensation within the competitive ranges of data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the emphasis should be on performance linked rewards, so that compensation for key executives improves in line with improvements in return to the shareholders. Base salaries are targeted at adequate minimum total cash compensation in a year when no bonus is earned.

         Base salaries awarded in 1998 by the Compensation Committee to each executive officer, other than the Chief Executive Officer, were based upon a recommendation to the Compensation Committee made by Mr. Twomley, the Company's Chief Executive Officer. Mr. Twomley makes his recommendations after considering the individual performance, duties, responsibilities, experience and tenure of each executive officer, general current economic conditions, the recent financial performance of the Company and other factors, none of which is given a specific weighting. The Compensation Committee approves the base salary of each of these executive officers after meeting with Mr. Twomley and discussing with him his salary recommendations and the basis for his recommendations. The Compensation Committee determines Mr. Twomley's base salary on the basis of the same factors.

         The Company also has an annual incentive program for its executive officers, including the Chief Executive Officer. Annual incentive awards are based on the extent to which the Company achieves or exceeds annual financial performance goals established by the Board on an annual basis. The actual amount of the bonus that an executive officer will receive at various performance levels is approved by the Compensation Committee at the beginning of each year and is based upon the position, duties and responsibilities of each such executive officer. No bonuses were paid under the annual incentive program for 1998.

         The Company's longer-term compensation program for its executive officers consists primarily of stock options, both incentive stock options and non-qualified stock options. Award opportunities under the stock option program are determined by the Compensation Committee. The Company grants options based on its subjective determination of the relative current and future contributions that each prospective optionee has or may make to the long-term welfare of the Company. The options granted to each of the named executives officers during the 1998 fiscal year were based upon such subjective determination. Stock options are granted at 100% of fair market value on the date of grant so that the holders of the options do not receive a benefit from the stock options unless and until there is an increase in the market price of the Company's common shares.

         The Company also maintains for its executive officers a supplemental executive retirement plan, which is a non-qualified plan designed to provide supplemental retirement benefits to the Company's executive officers. This plan is designed to provide a retiring executive officer with 30 years of service a target benefit (after adjustment for other retirement benefits and Social Security benefits) equal to 50 percent of final salary. The Compensation Committee views this plan as a valuable tool in hiring and retaining superior executives.

1998 COMPENSATION OF MR. TWOMLEY

         Mr. Twomley's base salary for 1998 was targeted to be within competitive ranges based upon data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the base salary for Mr. Twomley should be adequate minimum total cash compensation in a year when no bonus is earned. Earnings beyond that level should be linked to the Company's financial performance. Mr. Twomley's base salary for 1998 represented a 4.2% increase over his prior year's base salary. In setting Mr. Twomley's 1998 base salary, the Compensation Committee gave consideration to Mr. Twomley's many contributions toward the Company's operations in 1997 in establishing an adequate minimum compensation for 1998.

         No cash bonus was paid to Mr. Twomley for 1998 under the incentive program described above due to the Company not achieving certain specified net income goals. The maximum formula-determined bonus that Mr. Twomley could have achieved in 1998 under the incentive program would have represented 120% of his base salary.

      Respectfully submitted,

                           THE COMPENSATION COMMITTEE

Roger D. Blackwell, Chairman          Emil J. Brolick           Donald G. Orrick


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the Company's fiscal years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                       ANNUAL COMPENSATION                  AWARDS
                                                  -----------------------------     ----------------------
                                                                        OTHER                   SECURITIES
                                                                        ANNUAL      RESTRICTED  UNDERLYING   ALL OTHER
                                                                        COMPEN-       STOCK      OPTIONS/     COMPEN-
                                                  SALARY      BONUS     SATION        AWARD        SARS       SATION
     NAME/PRINCIPAL POSITION              YEAR     ($)         ($)      ($)(1)        ($)(2)        (#)      ($)(3)(4)
     -----------------------              ----    ------      -----     -------     ----------  ----------   ---------
Dale E. Twomley, ......................   1998   $249,240   $     --   $     --         --        15,000     $ 14,468
  President and Chief Executive Officer   1997    237,670         --         --         --            --       13,150
                                          1996    210,870    203,558      9,158         --        53,333       29,730

William T. Kirkwood, ..................   1998   $162,135   $     --   $     --         --        10,000     $  8,000
  Executive Vice President and            1997    153,790         --         --         --            --        7,975
  Chief Financial Officer                 1996    138,760    100,829      3,387         --        35,554       13,521

Donald B. Burke, ......................   1998   $155,102   $     --   $     --         --         8,000     $157,578
  Former Executive Vice President         1997    143,830         --         --         --            --        6,449
  of Marketing and Sales (4)              1996    129,665     93,658      3,357         --        26,666       12,498

Jay L. Robertson, .....................   1998   $134,260   $     --   $     --         --         6,000     $  6,567
  Senior Vice President of Retail Sales   1997    129,180         --         --         --            --        6,621
                                          1996    118,890     57,254      3,205         --        17,777       12,725

Ronald L. McDermott, ..................   1998   $121,875   $     --   $     --         --         6,000     $  6,094
  Vice President of Research              1997    117,060         --         --         --            --        7,466
  and Technology, Secretary               1996    105,500     50,803      2,724         --        17,777       12,343

(1) Other Annual Compensation consists of gross-up payments for tax liabilities related to contributions to the Worthington Foods, Inc. Supplemental Executive Retirement Plan.

(2) There were no restricted common shares held by the executive officers named in the Summary Compensation Table at December 31, 1998.

(3) "All Other Compensation" for 1998 includes the following: (a) contributions of $8,518; $8,000; $6,567; and $6,094 to the Worthington Foods Tax Savings and Profit Sharing Plan (the "401(k) Plan") on behalf of Messrs. Twomley, Kirkwood, Robertson and McDermott, respectively, to match 1998 pre-tax elective deferral contributions made by each to the 401(k) Plan and a discretionary contribution made by the Company; and
         (b) $5,950 representing the dollar value of split dollar life insurance premiums paid for the benefit of Mr. Twomley.

(4) On November 5, 1998, Mr. Burke terminated his employment with the Company. As part of his termination, he was paid an amount equal to his annual salary of $152,380 and his unused vacation of $5,198.

GRANTS OF STOCK OPTIONS

         The following table sets forth certain information concerning options granted during 1998 to the named executives:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK
                                                                                     PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                  FOR OPTION TERM (2)
--------------------------------------------------------------------------------   -----------------------
                               NUMBER OF   % OF TOTAL
                              SECURITIES     OPTIONS
                              UNDERLYING   GRANTED TO
                               OPTIONS      EMPLOYEES    EXERCISE
                               GRANTED      IN FISCAL      PRICE      EXPIRATION
       NAME                    (#) (1)        YEAR       ($/SHARE)       DATE        5%($)         10%($)
----------------------------------------------------------------------------------------------------------
 Dale E. Twomley........        5,000         2.64%       $11.06       2/9/2000     $ 5,670       $11,616
                                5,000         2.64%        11.06       2/9/2001       8,719        18,308
                                5,000         2.64%        11.06       2/9/2002      11,920        25,671
                               ------         ----                                  -------       -------
                               15,000         7.92%                                 $26,309       $55,595
                               ======         ====                                  =======       =======

 William T. Kirkwood....        3,333         1.76%       $11.06       2/9/2000     $ 3,779       $ 7,743
                                3,333         1.76%        11.06       2/9/2001       5,812        12,204
                                3,334         1.76%        11.06       2/9/2002       7,948        17,117
                               ------         ----                                  -------       -------
                               10,000         5.28%                                 $17,539       $37,064
                               ======         ====                                  =======       =======

 Donald B. Burke........        2,666         1.41%       $11.06       2/9/2000     $ 3,023      $ 6, 193
                                2,667         1.41%        11.06       2/9/2001       4,651         9,766
                                2,667         1.41%        11.06       2/9/2002       6,358        13,693
                               ------         ----                                  -------       -------
                                8,000         4.22%                                 $14,032      $ 29,652
                               ======         ====                                  =======       =======

 Jay L. Robertson.......        2,000         1.06%       $11.06       2/9/2000     $ 2,268      $  4,646
                                2,000         1.06%        11.06       2/9/2001       3,487         7,323
                                2,000         1.06%        11.06       2/9/2002       4,768        10,268
                               ------         ----                                  -------       -------
                                6,000         3.17%                                 $10,523      $ 22,237
                               ======         ====                                  =======       =======

 Ronald L. McDermott....        2,000         1.06%       $11.06       2/9/2000     $  2,268     $  4,646
                                2,000         1.06%        11.06       2/9/2001       3,487         7,323
                                2,000         1.06%        11.06       2/9/2002       4,768        10,268
                               ------         ----                                  -------       -------
                                6,000         3.17%                                 $10,523      $ 22,237
                               ======         ====                                  =======       =======


(1) These options were granted on February 9, 1998 and become exercisable in three equal annual installments beginning on the grant date. Upon termination of employment for any reason other than death or for willful, deliberate or gross misconduct, vested options may thereafter be exercised for a period of three months, subject to the stated terms of the options. If the option holder dies, the options may thereafter be exercised in full for a period of twelve months, subject to the stated terms of the options. The options are immediately forfeited if the holder's employment is terminated for willful, deliberate or gross misconduct. In the event of certain defined changes-in-control of the Company, each outstanding option will become fully exercisable for a period of fifteen days immediately preceding the scheduled consummation of the change-in-control event.

(2) The 5% and 10% assumed annual rates of appreciation are set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the company's common shares. If the Company's common shares do not increase in value, then the option grants described in table will have no value.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to options exercised during the 1998 fiscal year by the named executive officers and unexercised options held as of the end of the 1998 fiscal year by such executive officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                             NUMBER OF    VALUE REALIZED                                         VALUE OF UNEXERCISED
                              SHARES       (FAIR MARKET        NUMBER OF  UNEXERCISED                IN-THE-MONEY
                             UNDERLYING  VALUE AT EXERCISE       OPTIONS AT FY-END(#)            OPTIONS AT FY-END($)
                              OPTIONS      LESS EXERCISE     -----------------------------   -----------------------------
       NAME                  EXERCISED       PRICE)($)       EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
       ----                  ----------  -----------------   -----------     -------------   -----------     -------------
Dale E. Twomley ........      38,888       $  420,812          112,778           42,222       $1,320,011       $  390,733

William T. Kirkwood ....      20,277          224,027           54,535           18,519          574,433          119,789

Donald B. Burke ........      48,220          477,544               --               --               --               --

Jay L. Robertson .......      13,055          152,409           36,188           10,089          421,568           66,104

Ronald L. McDermott ....      11,110          127,392           33,851            9,926          384,739           49,309


SEVERANCE AGREEMENTS

         On August 28, 1995, the Company entered into agreements with Dale E. Twomley, William T. Kirkwood, Jay L. Robertson and Ronald L. McDermott. These agreements, which are substantially identical, have initial terms that ended on August 28, 1998 (which were and will be automatically extended for one-year periods unless either party gives notice of his or its decision not to renew), and provide that in the event of the executive officer's termination of employment under certain circumstances during the 36-month period (the "Effective Period") following a "change in control" of the Company, the executive officer will be entitled to severance benefits. Prior to a change in control, the executive officer will remain an employee at will of the Company.

         Each agreement will terminate automatically on the death or retirement of the executive officer to whom it relates, and may be terminated, at the option of the Company, upon disability of the executive officer or for "cause" (as that term is defined in the agreement) or, at the option of the executive officer, for other than "good reason," in all of which cases no additional severance payments, other than accrued compensation and benefits customarily paid to employees in such circumstances, will be due the executive officer.

         If the executive officer terminates the agreement during the Effective Period for "good reason," or if the Company terminates the agreement during such period for any reason other than for "cause" or as a result of the executive officer's death, retirement or disability, the Company will be obligated to pay the executive officer his base salary and prorated bonus through the date of termination and to make a lump-sum payment to the executive officer equal to
2.99 (for Messrs. Twomley and Kirkwood) and 2 times (for Messrs. Robertson and McDermott) the average annual compensation (including salary and bonus) which was payable to such executive officer for the five taxable years ending prior to the date on which the change of control occurred. As of March 1, 1999, the amount of the lump-sum payment to Messrs. Twomley, Kirkwood, Robertson and McDermott would have been approximately $1,102,000, $626,000, $331,000 and $275,000, respectively.

         If any portion of the payments and benefits provided for any agreement would be considered "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, so as to be nondeductible by the Company, then the aggregate present value of all of the amounts payable to the executive officer to whom such agreement relates will be reduced at the election of the executive officer to the maximum amount which would cause all of the payments to be deductible by the Company.

         For purposes of each agreement, the executive officer to whom it relates may terminate his employment for "good reason" during the Effective Period if his title, duties, responsibilities, compensation or benefits are reduced, if he is required to relocate or if the agreement is breached by the Company. A "change in control" is defined to include, among other events, the acquisition by any individual, entity or group of stock entitling such individual, entity or group to exercise 20% or more of the voting power of the Company or, as a result of a merger or other business combination, the persons who were directors of the Company prior to such transaction cease to constitute a majority of the directors of the surviving company in such transaction.

DIRECTORS' COMPENSATION

         Non-employee directors of the Company are paid an annual fee of $8,000, a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation from the Company for serving in such capacity. Directors are reimbursed their expenses in attending meetings of the Board and Committee meetings. In addition, each non-employee director is granted non-qualified stock options as described on page 5.

PERFORMANCE GRAPH



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
         WORTHINGTON FOODS, INC., RUSSELL 2000 INDEX AND FOOD PROCESSING
                     (PERFORMANCE RESULTS THROUGH 12/31/98)


                               1993          1994       1995        1996        1997        1998
                               ----        --------   --------    --------    --------    --------
Worthington Foods........... $ 100         $ 111.41   $ 238.36    $ 434.01    $ 426.45    $ 584.47
Russell 2000 Index.......... $ 100         $  98.02   $ 125.89    $ 146.59    $ 179.13    $ 174.23
Food Processing............. $ 100         $ 108.32   $ 136.70    $ 170.59    $ 253.66    $ 281.45


         Assumes $100 invested at the close of trading on 12/31/93 in Worthington Foods, Inc. common shares, Russell 2000 Index, and Food Processing.

         *Cumulative total return assumes reinvestment of dividends.

                                                              Source: Value Line

            PROPOSAL TO APPROVE THE AMENDED AND RESTATED WORTHINGTON
                       FOODS, INC. 1995 STOCK OPTION PLAN
                                (Item 2 on Proxy)

         The Worthington Foods, Inc. 1995 Stock Option Plan (the "Plan") was originally adopted by the Board of Directors of the Company on February 21, 1995, and was approved by the shareholders of the Company on April 25, 1995. The Plan authorizes the granting to full-time key employees of the Company and any subsidiary (the "Key Employees") of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) other stock options ("NQSOs") (collectively "Options"). The purpose of the Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the employment of the Company, to put forth maximum efforts for the success of the Company and to enable the Company to compete effectively for the services of such employees by furnishing an additional incentive to join the employment of the Company.

         The number of common shares of the Company authorized for issuance under the Plan is 666,666, subject to adjustment to reflect certain corporate events, including stock splits and similar transactions. This number does not include 74,444 common shares which were available for the grant of options under the Company's 1985 Stock Option Plan (the "1985 Plan") and which were transferred from the 1985 Plan to the Plan as April 25, 1995. In addition, common shares as to which options granted under the 1985 Plan lapse, expire, terminate or are canceled became available for issuance under the Plan.

         As of March 1, 1999 (the Record Date for the Annual Meeting), Options issued under the Plan covering an aggregate of 127,293 common shares had been exercised; Options issued under the Plan covering an aggregate of 496,530 common shares were outstanding; and a total of 117,287 common shares were available for future grants (not including 25,823 common shares available or any additional common shares that become available under the 1985 Plan.) As of March 1, 1999, options issued under the 1985 Plan covering an aggregate of 163,663 common shares were outstanding.

         The Board of Directors of the Company believes that the number of common shares available for the grant of new Options under the Plan is not sufficient to enable the Company to issue stock option grants which the Company expects to make over the next several years. The Board also believes that the term of the Plan should be extended beyond February 21, 2000.

         In view of the foregoing, the Board of Directors of the Company has adopted, effective upon shareholder approval at the Annual Meeting, an Amended and Restated 1995 Stock Option Plan (the "Amended Plan") in the form attached hereto in its entirety as Exhibit A and made a part hereof. The material amendments to the Plan which will result from adoption of the Amended Plan by the shareholders (the "Amendments") are as follows:

         1. The term of the Plan has been extended for an additional five years, from February 21, 2000 to February 20, 2005.

         2. The number of common shares available for Options under the Plan has been increased by 500,000 common shares to 1,166,666 common shares, not including common shares that may become available under the 1985 Plan.

         3. The maximum number of common shares which may be subject to options under the Plan to any single employee has been changed from 166,666 common shares over the term of the plan to 50,000 common shares over any one year period.

         The following is a brief summary of the material features of the Amended Plan. This summary is qualified in its entirety by reference to the full text of the Amended Plan, attached as Exhibit A.

SUMMARY OF OPERATION OF AMENDED PLAN

         Administration of the Amended Plan. The Amended Plan will be administered by a committee of not less than three directors (the "Committee"). The Committee will have the authority to determine, among other things, the eligible employees to whom Options will be granted under the Plan and the terms and conditions of such Options. The members of the Committee must qualify as "non-employee directors" for purposes of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as outside directors for purposes of section 162(m) of the Code and the regulations promulgated thereunder. The Plan is currently administered by the Compensation Committee of the Company's Board of Directors, and it is anticipated that the Amended Plan will also be administered by the Compensation Committee. Presently the members of the Compensation Committee are Emil J. Brolick, Roger D. Blackwell and Donald G. Orrick.

         Eligibility. All full time employees of the Company or any subsidiary are eligible to receive Options under the Plan if selected by the Committee. The number of optionees and the number of common shares subject to Options granted to each optionee may vary from year to year. The Company estimates that approximately 565 employees of the Company and its subsidiaries have been eligible to receive Options under the Plan, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table.

         The following table sets forth the number and average exercise price per share of Options granted under the Plan to: (i) each of the executive officers of the Company named in the Summary Compensation Table; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; and (v) all employees, including all current officers who are not executive officers of the Company as a group. No options have been granted to associates of any of the directors, executive officers or nominees for election as a director of the Company. Other than persons identified in the following table, no person has received more than 5% of the Options granted under the Plan.


                                                              Number of Common Shares    Average Exercise Price per
Name of Individual or Group                                 Subject to Options Received   Share of Options Received
---------------------------                                 ---------------------------  --------------------------
DALE E. TWOMLEY,
President and Chief Executive Officer (1) ................             68,333                      $12.85

WILLIAM T. KIRKWOOD,
Executive Vice President and
Chief Financial Officer (1) ..............................             45,554                      $12.85

DONALD B. BURKE,
Former Executive Vice President of
Marketing and Sales (1) ..................................             34,666                      $12.83

JAY L. ROBERTSON,
Senior Vice President of Retail Sales ....................             23,777                      $12.78

RONALD L. MCDERMOTT,
Vice President of Research and
Technology, Secretary ....................................             23,777                      $12.78

All Current Executive Officers,
as a Group ...............................................            196,107                      $12.83

All Current Directors who are not
Executive Officers, as a Group ...........................                  0                       --
Nominees for Election as a Director:
   JANICE D. BULLER ......................................                  0                       --
   WILLIAM B. PARKER .....................................                  0                       --
   DAVID R. ROWE .........................................                  0                       --
All Employees, including All Current Officers
who are not Executive Officers, as a Group ...............            432,917                      $14.20


------------
(1) Messrs. Twomley, Kirkwood and Burke have received more than 5% of the Options granted thus far under the Plan.

         Since the granting of future Options under the Amended Plan will be made by the Committee based upon its subjective determination of the relative current and future contributions that each Key Employee has or may make to the long-term welfare of the Company, past grants may not be reflective of future grants of Options under the Amended Plan.

         Term of the Options; Limitations. Options may be granted under the Amended Plan for terms of up to but not exceeding 10 years from the date of grant. Any ISO which is granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, will not be exercisable more than 5 years after it is granted and will have an exercise price equal to at least one hundred and ten percent (110%) of the fair market value of a common share on the grant date. No person may be granted ISOs under the Amended Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are first exercisable by such Option holder during any calendar year under the Amended Plan and all other stock option plans maintained by the Company to exceed $100,000. In addition, during the period in which the Amended Plan remains in effect, no person may be granted Options under the Amended Plan covering more than 50,000 common shares, subject to certain adjustments, during any one-year period. For this purpose, to the extent that any Option is canceled, the canceled Options will be counted against the maximum number of common shares for which Options may be granted to any one person under the Amended Plan. The Plan currently provides that no person may be granted Options under the Plan covering, in the aggregate, more than 166,666 common shares (subject to certain adjustments set forth in the Plan) during the term of the Plan.

         Exercise of Options; Expiration and Termination. Except as otherwise provided in the Amended Plan, an optionee's Options are exercisable only by the optionee and are exercisable only when the optionee is in the employment of the Company. If exercisable by their terms at the time an optionee ceases to be in the employment of the Company, Options must be exercised on or before the earlier of three months after the date of termination of employment or the fixed expiration date, except in the case of termination for willful, deliberate or gross misconduct, permanent disability, death or retirement. In the case of termination of an optionee's employment for willful, deliberate or gross misconduct, each of the optionee's unexercised Options will expire immediately upon such termination. In the event of the death of an optionee while in the employment of the Company or within three months after his or her termination other than for willful, deliberate or gross misconduct, each of the optionee's unexercised Options will become immediately exercisable by the Option holder's estate and will expire on the earlier of the fixed expiration date or twelve months after the date of death. In the case of retirement or permanent disability, an optionee's unexercised Options will become immediately exercisable. The optionee's ISO's will expire on the earlier of (1) the fixed expiration date of the ISO or (2)(a) three months after the termination of employment (in the case of retirement) or (b) twelve months after the termination of employment (in the case of permanent disability). The optionee's NQSO's will expire on the earlier of (1) the fixed expiration date or (2) twelve months after the date of termination of employment. In addition, in the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of a sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions, an optionee's right to exercise Options may be accelerated under certain circumstances.

         Option Exercise Price. The exercise price of each NQSO will be determined by the Committee and may not be less than $1.00 per share. The exercise price of each ISO may not be less than the fair market value of a common share on the grant date. For purposes of the Amended Plan, the fair market value of the common shares on a particular date will be the last reported closing sale price of the common shares as shown on The NASDAQ National Market System on that date. On March 1, 1999, the fair market value of the common shares was $13.4375 per common share.

         Payment of Exercise Price. Payment of the exercise price may be made in cash or by check and, if permitted by the Committee, in common shares having a fair market value equal to the exercise price of the Option, or a combination of common shares and cash or check, equal in the aggregate to the exercise price.

         Adjustments Upon Changes in Capitalization. The Amended Plan authorizes the granting of Options with respect to 1,166,666 common shares (not including common shares that may become available under the 1985 Plan.) The number of common shares available for Options under the Amended Plan and subject to outstanding Options will be adjusted upward or downward, as the case may be, in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting common shares. The exercise price of an outstanding Option may also be adjusted in the event of any such transaction. If any Option or a portion thereof is terminated without having been exercised, the common shares subject to the portion of such Option not so exercised will be available for subsequent grants under the Amended Plan.

         Amendment and Termination. The Board of Directors may terminate, amend or alter the Amended Plan at any time; provided that no such termination, amendment or alteration can be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement. The committee may amend the Amended Plan, subject to any shareholder approval required under Rule 16b-3 of the Exchange Act, in such manner as may be necessary to conform the Amended Plan with local rules and regulations in any jurisdiction outside the United States. Further, subject to the provisions of the Amended Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Option granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any holder or any beneficiary of any Option granted shall not to that extent be effective without the consent of the affected holder or beneficiary.

         Term of the Amended Plan. The Amended Plan will terminate on the earlier of (i) February 20, 2005, (ii) the date on which all common shares available for issuance under the Amended Plan have been issued pursuant to the exercise of Options granted under the Amended Plan or (iii) the determination by the Board of Directors of the Company to terminate the Amended Plan. Options granted and outstanding on the date of termination of the Amended Plan will continue in effect until they expire in accordance with their terms.

FEDERAL INCOME TAX MATTERS

         Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Options granted under the Amended Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

ISOs

         An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the common shares received and the exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

         Upon disposition of common shares acquired upon the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year from the date of the issuance of the common shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

         The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to such exercise, except to the extent that an optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

         If the holder of an ISO pays the exercise price, in whole or in part, with already-owned common shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering already-owned common shares to the Company for payment of the exercise price. The common shares received by the optionee, equal in number to the already-owned common shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the already-owned common shares. The optionee, however, will not be able to use the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of already-owned common shares will have a basis of zero and a holding period which commences as of the date the common shares are issued to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of such already-owned common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

NQSOs

         An optionee receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the common shares on the date of exercise and the exercise price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement.

         If the sale of the common shares could subject the optionee to liability under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the common shares on that date less the exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regards to the restriction of Section 16(b).

         Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than 18 months prior to disposition, mid-term capital gain or loss if the optionee has held the common shares for at least one year but less than 18 months, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

         If an holder of an NQSO pays the exercise price, in whole or in part, with already-owned common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such already-owned common shares to the Company. Common shares received by an optionee, equal in number to the already-owned common shares exchanged therefor, will have the same basis and holding period as such already-owned common shares. Common shares received by an optionee in excess of the number of such already-owned common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

Other Matters

         The Amended Plan is intended to comply with Section 162(m) of the Code with respect to Options granted thereunder. Section 162(m) of the Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Internal Revenue Service has issued regulations under Section 162(m) which set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m). The Company is seeking shareholder approval of the Amended Plan in a good faith effort to qualify compensation received thereunder as "performance-based" for purposes of Section 162(m).

RECOMMENDATION AND VOTE REQUIRED

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED PLAN. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED PLAN.

         The affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the meeting is necessary to approve the Amended Plan. The effect of an abstention or broker non-vote is the same as a "no" vote.



                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company engaged Ernst & Young LLP as its independent public accountants to audit its financial statements for the year ended December 31, 1998. Ernst & Young LLP has served as independent public accountants for the Company since 1989. The Company's Audit Committee will make its selection of the Company's independent public accountants for the 1999 fiscal year in July, 1999.

         The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than November 16, 1999, to be included in the Company's proxy, notice of meeting and proxy statement relating to that Annual Meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC. A shareholder who may be interested in submitting such a proposal is advised to contact legal council familiar with the detailed requirements of the applicable rules and regulations.

         The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company's Board of Directors. If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders and does not notify the Company of the proposal by January 30, 2000, the proxies solicited by the Company's Board of Directors for use at the 2000 Annual Meeting may be voted on the proposal without discussion of the proposal in the Company's proxy statement for that Annual Meeting.

         In each case, written notice must be given to the Secretary of the Company, whose name and address are Ronald L. McDermott, Secretary, Worthington Foods, Inc., 900 Proprietors Road, Worthington, Ohio 43085.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1999 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.





                                    By Order of the Board of Directors,

                                    /s/ Ronald L. McDermott
                                    Ronald L. McDermott
                                    Secretary



March 17, 1999

                                                                       Exhibit A

                                     WORTHINGTON FOODS, INC.
                                      AMENDED AND RESTATED
                                     1995 STOCK OPTION PLAN

                                        PART I - GENERAL


         1.       PURPOSE

         The purpose of this Worthington Foods, Inc. Amended and Restated 1995 Stock Option Plan (the "Plan") is to advance the interests of Worthington Foods, Inc. or any adopting successor thereto (the "Company") and its present and future subsidiaries and to enhance the value of the shareholders' investment in the Company by encouraging key employees to acquire or increase and retain a financial interest in the Company and thereby encourage the key employees to remain in the employment of the Company and to put forth maximum efforts for the success of the Company. In addition, the Plan is intended to enable the Company to compete effectively for the services of potential employees by furnishing an additional incentive to join the employment of the Company.

         2.       ADMINISTRATION OF THE PLAN

         (a) Committee. The Plan shall be administered by a committee of the Board of Directors (the "Committee"), designated by the Board of Directors to administer the Plan which shall satisfy the requirements contained in Section 1.162-27(c)(4) of the Final Regulations. The Committee shall at all times consist of not less than three (3) members of the Board of Directors of the Company, each of whom shall (a) be an individual from time to time permitted to serve as a member of the Committee by the rules promulgated under Section 16 of the Exchange Act in order for grants of stock options under the Plan to be exempt transactions under said Section 16; and (b) receive remuneration from the Company in no other capacity than as a director, except as permitted under
Section 1.162-27(e)(3) of the Final Regulations. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors of the Company.

         (b) Authority of the Committee. The Committee shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority specifically granted to it under the Plan or necessary or advisable, in the sole and absolute discretion of the Committee, to the administration of the Plan including, without limitation, the authority to: select from among eligible employees those persons to whom options may be granted pursuant to the Plan; fix the terms and provisions and restrictions of any option granted under the Plan; grant options; interpret and construe any provision of the Plan or of any option granted hereunder; make all required or appropriate determinations under the Plan or any option granted hereunder; adopt, amend and rescind such rules and regulations relating to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Plan. All decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board of Directors. Notwithstanding the preceding sentence, the selection of employees of the Company for participation in the Plan and decisions concerning the timing, pricing and amount of a grant of options under the Plan shall be made solely by the Committee.

         (c) Vacancies, etc. The Board of Directors shall fill all vacancies, however caused, in the Committee. The Board of Directors may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board of Directors to serve as chairman of the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable.

All determinations of the Committee shall be made by a majority of its members. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

         (d) Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold him or her harmless.

         3.       ELIGIBILITY

         (a) General. All full-time employees of the Company or any subsidiary, including those who are officers or directors, are eligible to receive options pursuant to the Plan if selected by the Committee to receive an option; provided, however, that members of the Committee may not participate in the Plan. More than one option may be granted to an employee.

         (b) Factors. In determining the individuals to whom options are to be granted under the Plan, the Committee shall take into consideration the respective duties of the individuals, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

         (c) No Other Rights. Nothing contained in the Plan, nor any option granted pursuant to the Plan, shall confer upon any employee any right to continue in the employment of the Company or any subsidiary nor limit in any way the right of the Company to terminate his or her employment at any time.

         4.       SHARES SUBJECT TO THE PLAN

         (a) Subject to the provisions of Section 11 hereof, the shares for which options may be granted under the Plan shall consist of 1,166,666 common shares, without par value ("common shares"), of the Company. The common shares hereby reserved are in addition to the common shares previously reserved under the Company's 1985 Stock Option Plan (the "Prior Stock Option Plan"). No additional options shall be granted under the Prior Stock Option Plan. Any common shares as to which stock options granted under the Prior Stock Option Plan may lapse, expire, terminate or be canceled (so long as the holder thereof has not received any benefits of ownership of such common shares), shall also be reserved and available for issuance in connection with stock options granted under this Plan. All of such common shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

         (b) Common shares subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued common shares or common shares reacquired by the Company and held as treasury shares.

         (c) If any outstanding option under the Plan for any reason expires, lapses, terminates or is canceled without having been exercised in full, the common shares allocable to the unexercised portion of such option shall (unless the Plan shall have been terminated) become available for subsequent grants of options under the Plan.

         5.       TERMINATION OF PLAN

         This Plan shall terminate upon the earlier of (i) February 20, 2005; or
(ii) the date on which all common shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board that the Plan shall terminate. No options may be granted under the Plan after such termination date; provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.

         6.       AMENDMENTS

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan, subject to any shareholder approval required under Rule 16b-3, in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

         (b) Amendments to Options. Subject to the provisions of this Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected holder or beneficiary.

         7.       NOTICES

         Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper addressee. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                             Worthington Foods, Inc.
                             900 Proprietors Road
                             Worthington, Ohio 43085
                             Attention:  President

         Each notice to a holder of an option (or other person or persons then entitled to exercise an option) shall be addressed to the holder (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

         8.       DEFINITIONS

         (a) The term "Code" where used in this Plan shall mean the Internal Revenue Code of 1986, as amended.

         (b) The term "Exchange Act" where used in this Plan shall mean the Securities Exchange Act of 1934, as amended.

         (c) The term "Final Regulations" where used in this Plan shall mean the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code.

         (d) The term "subsidiary" where used in this Plan shall have the meaning set forth for the term "subsidiary corporation" in Section 424(f) of the Code.

                                PART II - OPTIONS

         9.       GRANT OF OPTIONS

         (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options, including the number of common shares to be subject to each option, the dates on which options may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. Options granted hereunder shall be evidenced by a written option agreement (an "Agreement") between the employee and the Company. The Agreement shall contain such terms, conditions and limitations as provided by the Committee, but shall also be subject to the provisions of this Section 9 and other Sections of Part II of this Plan.

         (b) During the period in which this Plan remains in effect, no person shall be granted options under this Plan covering more than 50,000 common shares (subject to adjustment pursuant to Section 11) over any one-year period. For this purpose, to the extent that any option is canceled (as described in Section 1.162-27(e)(2)(vi)(B) of the Final Regulations), such canceled option shall continue to be counted against the maximum number of common shares for which options may be granted to an person under this Plan.

         (c) It is intended that certain options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"). Non-qualified stock options may also be issued under this Plan in accordance with the Plan's terms and conditions. An eligible employee may be granted Incentive Stock Options, non-qualified stock options or both, but only on the terms and subject to the restrictions set forth in this Plan.

         (d) Notwithstanding anything in this Plan to the contrary, no person shall be eligible to receive an Incentive Stock Option if, at the time of grant, such person owns of record and beneficially more than ten percent (10%) of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote; provided, however, that the foregoing limitation shall not apply if the option price at the time the option is granted is at least one hundred ten percent (110%) of the fair market value (as defined in Section 9(f) of this Plan) of the common shares subject to the option on the date of grant of the option and the option term is not more than five (5) years. Further, the aggregate fair market value (determined at the time the option is granted) of the common shares with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (under all stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

         (e) Subject to the exception set forth in Section 9(c) of this Plan, the purchase price of the common shares covered by each Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of such common shares on the date of grant of such option. The purchase price of the common shares covered by any other option issued under this Plan shall be as determined by the Committee; provided, however, that in no event shall the purchase price be less than $1.00 per share.

         (f) The fair market value of common shares on a particular date shall be the last reported closing price for the Company's common shares on the NASDAQ National Market System or any securities exchange on which the common shares may be listed on that date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the common shares should be no longer traded on the NASDAQ National Market System or any securities exchange, the fair market value shall be determined by the Committee. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

         (g) Any option granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the option holder of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the common shares or other property acquired upon exercise of an option and all such additional taxes or amounts as determined by the Committee in its discretion, including, without limitation, the right of the Company to receive transfers of common shares or other property from the option holder or to deduct or withhold in the form of cash or shares from any transfer or payment to an option holder, in such amount or amounts deemed required or appropriate by the Committee in its sole and absolute discretion.

         (h) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holder or option holders, the cancellation of any or all outstanding options granted under the Plan and the grant in substitution therefor of new options under the Plan (subject to the limitations hereof) covering the same or different numbers of common shares at an option price per share in all events not less than the fair market value on the new grant date (as determined under Section 9(f)).

         10.      NOTICE OF GRANT OF OPTION

         Upon the granting of any option to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

         11.      ADJUSTMENTS AND CHANGES IN THE COMMON SHARES

         (a) In the event that the common shares as presently constituted shall be changed into or exchanged for a different kind or number of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock dividend, then unless such change results in the termination of all outstanding options pursuant to the provisions of Section 12 hereof, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of common shares or other securities of the Company (or number and kind of other securities or property) which may be issued under the Plan; (ii) the number of common shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding options; and (iii) the maximum number of common shares subject to options that may be granted to an employee under Section 9(b). Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Company, or of any shares or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 11 shall be rounded down to the nearest whole number of shares.

         (b) Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

         (c) Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

         12.      ACCELERATION OF OPTIONS

         (a) In the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets or 50 percent or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each, an "Acceleration Event"), then each option outstanding under the Plan shall become exercisable during the fifteen (15) days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of common shares for which such option has been granted; provided, however, that no such Acceleration Event shall occur in the event that (i) the primary purpose of the transaction is to change the Company's domicile solely within the United States;
(ii) the terms of the agreement(s) require as a prerequisite for the consummation of the transaction that each such option shall either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof; or (iii) the transaction is approved by a majority of the members of the Board of Directors of the Company who had either been in office for more than twelve (12) months prior to such transaction or had been elected, or nominated for election by the Company's shareholders, by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve-month period; and provided further that any such exercise of an option during such fifteen (15) day period shall be conditioned upon the consummation of such transaction and shall be effective only immediately before such consummation, except to the extent that an option holder may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the option. Upon consummation of the Acceleration Event contemplated by said agreement, all outstanding options, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

         (b) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         13.      ADDITIONAL PROVISIONS

         Any Agreements authorized under the Plan may contain such provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated. All Incentive Stock Option Agreements shall contain such limitations and restrictions upon the exercise of the option governed thereby as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the applicable law, rulings or regulations. In the event this Plan is inconsistent in any respect with an Agreement between the Company and an option holder, the provisions of the Plan shall control.

         14.      EXERCISE OF OPTIONS

         Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of common shares as shall be determined by the Committee and as set forth in the Agreement evidencing such option. An option may be exercised by notice given to the Committee in such form as the Committee shall require. Notwithstanding the preceding provisions of this
Section 14, no option granted under this Plan may be exercised unless a period of at least six (6) months has elapsed from the date of grant of such option. No fractions of a Common Share may be purchased by an option holder upon exercising his or her option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a Common Share, the total common shares subject to exercise shall be adjusted down to the nearest whole number.

         15.      EXERCISE AFTER TERMINATION OF EMPLOYMENT

         (a) Except as otherwise provided in the Plan, an option holder's options under this Plan (i) are exercisable only by the option holder, (ii) are exercisable only while the option holder is in the employment of the Company and then only if the options have become exercisable by their terms, and (iii) if not exercisable by their terms at the time the option holder ceases to be in the employment of the Company, shall immediately expire on the date of termination of employment.

         (b) Except as provided in this Section 15(b), any option holder's option which is exercisable by its terms at the time the option holder ceases to be in the employment of the Company must be exercised on or before the earlier of three (3) months after the date of termination of employment or the fixed expiration date of such option after which period such option shall expire. If an option holder is terminated for willful, deliberate or gross misconduct (such as, for example, dishonesty), however, all options granted to such option holder shall, to the extent not previously exercised, expire immediately upon such termination. The circumstances under which the employment of an option holder is terminated (i.e., whether employment is terminated for willful, deliberate or gross misconduct) shall be decided by the Committee, whose decision shall be final and binding on all affected parties.

         (c) In the event of the death of the option holder while in the employment of the Company or within three (3) months after his termination of employment other than for willful, deliberate or gross misconduct, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by such option holder's estate for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes hereof, the estate of an option holder shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the option holder.

         (d) In the case of any options, other than Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability (as defined below) of the option holder, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months from the date of termination of employment, after which period such option shall expire. For purposes of this Section 15(d), "permanent disability" shall be deemed to be the inability of the option holder to perform the duties of his or her job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

         (e) In the case of any options, other than Incentive Stock Options, in the event of the normal retirement of the option holder, each of that option holder's unexercised options (whether or not then exercisable by its terms), granted to that option holder on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of retirement, after which period such option shall expire. Also, in the event of the normal retirement of the option holder, each of that option holder's unexercised options, other than Incentive Stock Options (whether or not then exercisable by its terms) granted to that option holder after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of retirement, after which period such option shall expire. For purposes of this Section 15(e), retirement shall be deemed to be "normal retirement" if the option holder is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

         (f) In the case of Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the option holder (as defined in Sections 15(d) and (e), respectively, above), each Incentive Stock Option then held by the option holder shall become exercisable and terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such option; provided, however, that, if such termination of employment occurs by reason of "disability" within the meaning of Section 22(e)(3) of the Code, said three-month period shall be extended to twelve months.

         (g) For purposes of this Section 15, employment by the Company shall also include employment by any subsidiary of the Company.

         16.      PAYMENT FOR COMMON SHARES

         Common shares which are subject to an option shall be issued only upon exercise of the option in whole or in part and upon full payment of the purchase price for the common shares as to which the option is exercised. The option price shall be payable upon exercise of the option in United States dollars in cash (including check, bank draft or money order). If permitted by the Committee, the option price may also be payable (a) by delivery of common shares of the Company already owned by the option holder, or (b) by delivery of a combination of common shares and cash. Any common shares delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 9(f) of this Plan) on the date of delivery. An employee to whom an option has been granted shall have none of the rights of a shareholder with respect to the common shares to be acquired until such common shares are transferred to him.

         17.      TERMINATION OF OPTION

         Each option shall terminate in any event no later than ten (10) years from the date of grant except as provided in Section 9(d) of this Plan.

         18.      ASSIGNABILITY

         An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee or such employee's guardian or legal representative.

         19.      LAWS AND REGULATIONS

         (a) The Plan and all options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options granted, the holder of an option shall not be entitled to exercise such option, nor shall the Company be obligated to issue any common shares, if such exercise or issuance shall constitute a violation by the option holder or the Company of any provisions of any such law or regulation.

         (b) The Company, in its discretion, may postpone the issuance and delivery of common shares upon any exercise of an option until completion of any stock exchange listing or registration or other qualification of such common shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the common shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

         (c) Common shares issued and delivered upon exercise of an option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

         20.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of common shares pursuant to the options granted under this Plan shall be used for general corporate purposes.

         21.      EXPENSES

         The expenses of the Plan shall be borne by the Company.

         22.      NO RIGHT TO OPTIONS

         No employee shall have any claim to be granted an option under this Plan, and there is no obligation for uniformity of treatment of employees or holders or beneficiaries of options. The terms and conditions of option grants need not be the same with respect to each recipient.

         23.      NO RIGHT TO EMPLOYMENT

         Eligibility for participation in this Plan or the grant of an option shall not be construed as giving an employee the right to be retained in the employ of the Company or any subsidiary of the Company. Further, the Company or any subsidiary of the Company may at any time dismiss the holder of an option from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan or in any Agreement.

         24.      NO RIGHTS AS SHAREHOLDERS

         Subject to the provisions of the Plan and/or the applicable Agreement, no holder of an option granted under this Plan shall have any rights as a shareholder with respect to any common shares to be distributed under this Plan until he or she has become the holder of such common shares.

         25.      GOVERNING LAW

         The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Ohio.

         26.      NO TRUST OR FUND CREATED

         Neither the Plan nor any option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary of the Company and any option holder or any other person.

         27.      RULE 16b-3 COMPLIANCE

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         28.      SEVERABILITY

         If any provisions of the Plan or any Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or any option, or would disqualify the Plan or any option under law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option, such provision shall be stricken as to such jurisdiction, person or option and the remainder of the Plan and any such option shall remain in full force and effect.

                          ADDENDUM TO PROXY STATEMENT
                          ---------------------------
                    FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                    ---------------------------------------
                           OF WORTHINGTON FOODS, INC.
                           --------------------------


March 15, 1999


Subsequent to the printing of the Proxy Statement and Proxy card for this year's Annual Meeting of Shareholders, the Board of Directors learned that Janice D. Buller is unable to serve as a candidate for election as a director of Worthington Foods, Inc. as indicated in the Proxy Statement and Proxy card. The Board of Directors is not naming a nominee for election at the Annual Meeting in substitution for Ms. Buller, but intends to appoint a qualified person to fill the vacancy on the Board following the Annual Meeting after a suitable candidate has been identified by the Board's Nominating Committee. The Proxy card, which accompanies this Proxy Statement, will not be voted in favor of the election of Ms. Buller as a director.

                                                  Worthington Foods, Inc.
                                                  Annual Meeting of Shareholders
                                                  April 20, 1999

[MAP]     THE RADISSON HOTEL COLUMBUS NORTH 4900 Sinclair Road Columbus, Ohio
          43229

          FROM NORTH: I-71 South to Morse Road Exit (Exit 116). Ramp ends at Sinclair Road. Turn right to hotel entrance.

          FROM SOUTH: I-71 North to Morse Road Exit (Exit 116). Turn left under freeway to first street which is Sinclair Road. Turn right, one block to hotel.

          FROM EAST OR WEST: I-70 to I-71 North. Then follow "From South" directions.

          FROM PORT COLUMBUS INTERNATIONAL AIRPORT: Exit airport, take 670 to I-71 North. Then follow "From South" directions.





                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned holder(s) of common shares of Worthington Foods,
P         Inc. (the "Company") hereby constitutes and appoints Emil J.
          Brolick, Francisco J. Perez and Donald B. Shackelford, or any one
R of them, the Proxy or Proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of
O Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 20, 1999, at The Radisson Hotel, 4900 Sinclair
X Road, Columbus, Ohio 43229, at 11:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of
Y the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof as follows:


1. To elect three directors to serve for terms of three years each.

   [ ] FOR election as directors of the Company     [ ] WITHHOLD AUTHORITY to vote for
       of all the nominees listed below (except         all nominees listed below.
       as marked to the contrary below).*

     JANICE D. BULLER           WILLIAM D. PARKER             DAVID R. ROWE

*(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)


2. To approve the Amended and Restated Worthington Foods, Inc. 1995 Stock Option Plan

          [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.
                    (Continued, and to be executed and dated on the other side.)

                                   [LOGO](R)

                 We invite you to attend the 1999 Annual Meeting
                   of Shareholders of Worthington Foods, Inc.

                 Date:     Tuesday, April 20, 1999
                 Time:     11:00 a.m., eastern standard time
                 Location: The Radisson Hotel Columbus North
                           4900 Sinclair Road
                           Columbus, Ohio 43229

                         (see map on reverse side)

2

                                   Detach Card



                        (Continued from the other side.)

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY OR PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 20, 1999 meeting.



                                        Dated: _______________________, 1999


                                        ____________________________________
                                        Signature of Shareholder(s)

                                        ____________________________________
                                        Signature of Shareholder(s)

                                        Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS OF WORTHINGTON FOODS,
                                        INC. PLEASE FILL IN, DATE AND SIGN AND
                                        RETURN IT PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.